CAUSON & WESTHOFF
                          Certified Public Accountants
                             15 West 6th, Suite 2310
                                 Tulsa, OK 74119
                                  918-382-7000
                                Fax 918-382-7005











                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated April 27, 1999, with respect to the financial statements of TechLite Applied Sciences, Inc. included in two Registration Statements (Amendment No. 4 to Form SB-2 and Amendment No. 4 to Form S-4) and related Prospectus of TechLite, Inc. for the registration of 195,556 common shares (Form SB-2) and 2,209,903 common shares (Form S-4).



                                            /s/ Causon & Westhoff
                                            ---------------------
                                            CAUSON & WESTHOFF

September 9, 1999

                                                                   Exhibit 23.13